CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1



                     Simon Krowitz Bolin & Associates, P.A.
                         11300 Rockville Pike, Suite 800
                            Rockville, Maryland 20852




Consent of Independent Certified Public Accountants


As independent public accountants, we hereby consent to all references to the firm under the headings "Experts" and the incorporation of our report dated April 7, 2000, in this Registration Statement (Form S-8) of Dominix, Inc.




/s/ Simon Krowitz Bolin & Associates, P.A.
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Simon Krowitz Bolin & Associates, P.A.




February 5, 2001